Exhibit 23

[Letterhead of Beckman Kirkland and Whitney]

Consent of Independent Certified Public Accountants

We have issued our report dated December 13, 2002, accompanying the consolidated financial statements and schedule included in the Annual Report of Certron Corporation and subsidiary on Form 10-K for the years ended October 31, 2002, 2001 and 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of Certron Corporation and subsidiary on Form S-8 (File No. 33-27930).

BECKMAN KIRKLAND & WHITNEY

Los Angeles, California
January 3, 2003